June 30, 1995

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 10549

     Re:  Preliminary Schedule 14A of Barringer Techologies, Inc.

Dear Sir or Madam:

     I have enclosed a copy of (a) the preliminary proxy materials (including the preliminary proxy statement and proxy statement cover page pursuant to Reg. 14a-101, and proxy card), filed on behalf of Barringer Technologies Inc. Barringer Technologies Inc. has already wire transferred to the SEC $125 in payment of the filing fee.

     Kindly acknowledge receipt of the enclosed by stamping the enclosed copy of this letter "filed" and returning it to me in the envelope provided herewith.

     Please contact Edward M. Zimmerman or Jack D. Hogoboom, if there are any questions. Thank you.

                                      Very truly yours,



                                       Michael E. Grossman


                      SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a)
                 of the Securities Exchange Act of 1934
                          (Amendment No. ___)

Filed by the Registrant [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[X]   Preliminary Proxy Statement   [ ]  Confidential for Use of the
                                         Commission only
                                         (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec.240.14a-12

                             BARRINGER TECHNOLOGIES INC.
__________________________________________________________________________
           (Name of Registrant as Specified in Its Charter)

__________________________________________________________________________
 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
    or Item 22(a)(2) of Schedule 14A.

[  ] $500 per each party to the controversy pursuant to Exchange Act
     Rule 14a-6(i)(3)

[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
     0-11.

     (1)  Title of each class of securities to which transaction applies:
          ______________________________________________________________

     (2)  Aggregate number of securities to which transaction applies:
          _______________________________________________________________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ___________________________________________________________________
     (4)  Proposed maximum aggregate value of transaction:

          ___________________________________________________________________

     (5)  Total fee paid:

          ___________________________________________________________________

[ ]   Fee paid previously with preliminary materials.

[ ]   Check box if any part of the fee is offset as provided by Exchange
      Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)  Amount Previously Paid:

         _______________________________________________________________
    (2)  Form, Schedule or Registration Statement No.:

         _______________________________________________________________
    (3)  Filing Party:

         _______________________________________________________________
    (4)  Date Filed:

         _______________________________________________________________



                        BARRINGER TECHNOLOGIES INC.
                             219 South Street
                     New Providence, New Jersey  07974


                 Notice of Annual Meeting of Stockholders
                   to be held Wednesday, August 30, 1995


      The Annual Meeting of Stockholders of Barringer Technologies Inc. (the "Company") will be held at the Best Western/Murray Hill Inn, 535
Central  Avenue,  New  Providence, New Jersey 07974 on Wednesday,  August  30,
1995, at 10:00 a.m., local time, to consider and take action on the following:

      1. The election of six persons to serve as directors of the Company until the next annual meeting of stockholders and until their successors are duly elected and qualified.

      2. The adoption of an amendment to the Certificate of Incorporation of the Company, as amended (the "Certificates of Incorporation"), to effect a one-for-four reverse stock split of the Company's Common Stock, par value $.01 per share ("Common Stock"), in which each four shares of issued Common Stock will be reclassified into one share of new Common Stock of the Company, par value $.01 per share, and the number of authorized shares of Common Stock will be reduced by three-fourths.

      3.    The   adoption   of   an   amendment   to   the   Certificate   of
            Incorporation, to increase the number of authorized shares of capital stock of the Company from 22,000,000 to 33,000,000 (or from 7,000,000 to 12,000,000 if Proposal 2 is approved and effected), comprised of 28,000,000 shares of Common Stock (or 7,000,000 shares of Common Stock if Proposal 2 is approved and effected), 1,000,000 shares of Convertible Preferred Stock, par value $1.25 per share and 4,000,000 shares of Preferred Stock, par value $2.00 per share.

      4.    The   ratification   of  the  appointment  of   BDO   Seidman   as
            independent    auditors   of   the   Company's   1995    financial
            statements.

      5. Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

       Only  those  holders  of record of Common Stock,  Class  A  Convertible
Preferred Stock, par value $2.00 per share, and Class B Convertible Preferred Stock, par value $2.00 per share, as of the close of business on Monday, July 17, 1995 will be entitled to notice of, and to vote at, the
Annual Meeting and any adjournments or postponements thereof. All stockholders of the Company are cordially invited to attend the Annual Meeting.

       A  list  of  stockholders  entitled  to  vote  will  be  available  for
inspection  by  interested  stockholders  at  the  offices  of  the   Company,
commencing  on  Friday, August 18, 1995 and will be available  at  the  Annual
Meeting.

                              KENNETH S. WOOD
                              Vice President and Secretary

New Providence, New Jersey
August 1, 1995


YOUR VOTE IS IMPORTANT.  WHETHER YOU EXPECT TO ATTEND THE ANNUAL MEETING OR
 NOT, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING
                          POSTAGE-PAID ENVELOPE.
                        BARRINGER TECHNOLOGIES INC.
            219 South Street, New Providence, New Jersey  07974

                                                            August 1, 1995


                              Proxy Statement



      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Barringer Technologies Inc. (the
"Company")  for  use  at  the Annual Meeting of Stockholders  to  be  held  on
Wednesday, August 30, 1995 (the "Annual Meeting"), and any adjournments or postponements thereof. The Company's Annual Report to Stockholders, containing financial statements reflecting the Company's financial position and results of operations for the year ended December 31, 1994, this Proxy Statement and the accompanying form of proxy were distributed together beginning August 1, 1995.


      The securities of the Company entitled to vote at the Annual Meeting are the Company's Common Stock, par value $.01 per share ("Common Stock"), Class A Convertible Preferred Stock, par value $2.00 per share ("Class A Convertible Preferred Stock"), and Class B Convertible Preferred Stock, par value $2.00 per share ("Class B Convertible Preferred Stock"). Each stockholder of record at the close of business on July 17, 1995 (the "Record Date") is entitled to vote in accordance with the Company's Certificate of Incorporation, as amended (the "Certificate of Incorporation").

      At the Annual Meeting, each share of Class A Convertible Preferred Stock and Class B Convertible Preferred Stock will be entitled to vote on the basis of one vote for each share of Common Stock into which such share of such convertible preferred stock is convertible as of the Record Date. Each share of Common Stock, Class A Convertible Preferred Stock and Class B Convertible Preferred Stock will be entitled to one vote per share, 1.32378 votes per share, and 1.29159 votes per share, respectively. The number of shares of Common Stock, Class A Convertible Preferred Stock, and Class B Convertible Preferred Stock outstanding as of the Record Date was
13,651,585,   82,497,  and  317,500,  respectively,  representing   13,651,585
109,207, and 410,080 votes, respectively.

      Proposal 1 is the election of six persons to serve as directors until the next annual meeting of stockholders and until their successors are duly elected and qualified. Proposal 1, the election of directors, requires the affirmative vote of the plurality of the outstanding shares represented at the Annual Meeting. This proposal is not conditioned upon the adoption or effectiveness of any of the other proposals made herein.

      Proposal 2 is the adoption of an amendment (the "Reverse Split Amendment") to the Certificate of Incorporation to effect a one-for-four reverse stock split of the Company's Common Stock, par value $.01 per share ("Common Stock"), in which each four shares of issued Common Stock will be reclassified into one share of new Common Stock of the Company, par value $.01 per share, and the number of authorized shares of Common Stock will be reduced by three-fourths. Proposal 2 requires the affirmative vote of the holders of a majority of the outstanding shares of the Common Stock (voting as one class) and of the Common Stock, the Class A Convertible Preferred Stock and the Class B Convertible Preferred Stock, voting together as a separate class. This proposal is not conditioned upon the adoption or effectiveness of any of the other proposals made herein.

      Proposal 3 is the adoption of an amendment (the "Re-Capitalization Amendment") to the Certificate of Incorporation of the Company, as amended, to increase the number of authorized shares of capital stock of the Company from 22,000,000 to 33,000,000 (or from 7,000,000 to 12,000,000 if Proposal
2 is approved and effected), comprised of 28,000,000 shares of Common Stock (or 7,000,000 shares of Common Stock if Proposal 2 is approved and effected), 1,000,000 shares of Convertible Preferred Stock, par value $1.25 per share, and 4,000,000 shares of Preferred Stock, par value $2.00 per share. Proposal 3 requires the affirmative vote of the holders of a majority of the outstanding shares of the Common Stock, the Class A Convertible Preferred Stock, and the Class B Convertible Preferred Stock, voting as three separate classes and also voting together as one class. This proposal is not conditioned upon the adoption or effectiveness of any of the other proposals made herein.

      Proposal 4 is the ratification of the appointment of BDO Seidman as independent auditors of the Company's 1995 financial statements. Proposal 4 requires the affirmative vote of the holders of a majority of the outstanding shares represented at the Annual Meeting. This proposal is not conditioned upon the adoption or effectiveness of any of the other proposals made herein.

Voting

       Any stockholder giving a proxy has the power to revoke the proxy prior to the voting thereof by: (i) by written notice received by the Secretary of the Company at any time prior to the voting thereof, (ii) submitting a later-dated proxy; or (iii) attending the Annual Meeting and voting in person. If a proxy is properly signed and is not revoked by a stockholder, the shares it represents will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If the proxy is signed and returned without specifying choices, the shares will be voted at the Annual Meeting: FOR the election of the nominees for director set forth in Proposal 1, FOR the adoption of the Reverse Split Amendment as set forth in Proposal 2, FOR the adoption of the Re-Capitalization Amendment as set forth in Proposal 3, and FOR the ratification of the appointment of BDO Seidman as independent auditors. Delaware law does not entitle the Company's stockholders to dissenters' rights with respect to any of the foregoing proposals. As of the date hereof, the Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If other business shall properly come before the Annual Meeting, the persons named in the proxy will vote the shares according to their best judgment.

      Under Delaware law and the Company's Amended and Restated Bylaws (the "By-laws"), the presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of stock entitled to vote at the meeting will constitute a quorum at the Annual Meeting. Shares represented by proxies marked "abstain" will be counted as shares presented for purposes of determining the presence of a quorum on all matters.
Proxies relating to "street name" shares that are voted by brokers on some but not all of the matters will be treated as shares present for purposes of determining the presence of a quorum on all matters, but will not be treated as shares entitled to vote at the Annual Meeting on those matters as to which authority to vote is withheld by the broker ("broker non-votes"). Because directors are elected by a plurality of the votes cast at the Annual Meeting, any shares not voted (whether withheld for the election of any or all of the nominees or by abstention, broker non-votes or otherwise) have no impact on Proposal 1, the election of directors, except to reduce the number of votes for the nominee(s) for which votes are withheld. An abstention will have the same effect as a negative vote on Proposals 2, 3 and 4, but because shares held by brokers will not be considered entitled to vote on matters as to which the brokers withhold authority, a broker non-vote will have no effect on the vote for Proposal 4.

      PLEASE  COMPLETE,  SIGN,  DATE,  AND  RETURN  THE  PROXY  CARD  IN   THE
ACCOMPANYING ENVELOPE, which is postage-paid if mailed in the United States. All costs relating to the solicitation of proxies will be borne by the Company. The Company has retained _______________________ to aid in the solicitation of proxies for a fee estimated not to exceed $________, plus reimbursement and out-of-pocket expenses. Proxies may also be solicited by officers, directors, and employees of the Company, who will not be compensated separately therefor, personally or by mail, telephone or facsimile transmissions. On request, the Company also will reimburse brokers and other persons holding shares of stock in their names or in those of their nominees for their reasonable expenses in sending proxy material to, and seeking instructions from, their principals.

                    PROPOSAL 1.  ELECTION OF DIRECTORS

      At the Annual Meeting, a board of six directors will be elected to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified. The Board of Directors has nominated Messrs. Stanley S. Binder, John H. Davies, John J. Harte, Richard
D. Condon, John D. Abernathy and James C. McGrath for election as directors. All nominees currently are directors of the Company, and
Messrs. Binder and Harte were previously elected by stockholders. The Board knows of no reason why any nominee would be unable or unwilling to serve as a director. If any nominee should for any reason become unable or unwilling to serve, the shares represented by all valid proxies that would otherwise be voted for the nominee will be voted for the election of such other person as the Board of Directors may designate following the recommendation of the Nominating Committee, or the Board may reduce the number of directors to eliminate the vacancy.

      Background information appears below with respect to the Board of Directors' nominees for election. See "Security Ownership of Management" and "Security Ownership of Certain Beneficial Owners" for additional information regarding such persons.

STANLEY S. BINDER

      Mr. Stanley S. Binder, 53, is the President and Chief Executive Officer of the Company and has been a director since 1991. He is also a Director of Barringer Laboratories, Inc. ("Labco"), a 47%-owned subsidiary of the Company. From 1977 to May 1989, Mr. Binder served as Chief Financial Officer to Keystone Camera Products Corporation, Clifton, New
Jersey, and its predecessors, the principal business of which was the manufacture of low cost point and shoot cameras. Keystone Camera Products
Corporation filed a petition for protection under the bankruptcy laws in January 1991. In July 1989, Mr. Binder joined the Company and has since held the following offices with the Company: President from 1989 to the present date, Chief Operating Officer from 1989 to June 1990, Chief Financial Officer from 1989 until July 1993, and Chief Executive Officer from July 1990 to the present date. Mr. Binder is also an independent general partner in the Special Situations Fund III, L.P., a substantial investor in the Company. See "Certain Relationships and Related
Transactions." Mr. Binder is a member of the Executive, Nominating and Technology and Strategic Planning Committees of the Board.

JOHN H. DAVIES

      Mr. Davies, 59, has been a Director of the Company since 1992 and is Executive Vice President of the Company and the President and Chief Executive Officer of Barringer Research Ltd. ("BRL"). Mr. Davies joined BRL in 1967 and has been an Executive Vice President and Director of the Company since January 1992. Mr. Davies has served BRL as a Vice President, and a Senior Vice President; and currently as BRL's President (since 1984) and Chief Executive Officer (since August 1989). He is a member of the Executive, Nominating and Technology and Strategic Planning Committees of the Board.

JOHN J. HARTE

      Mr. Harte, 53, has been a Director of the Company since 1986 and is Vice President, Special Projects, of the Company and Chairman of the Board of Labco, positions he has held since joining the Company and Labco in
1986. He is a certified public accountant and, since 1978, has been and continues to be a Vice President of Mid-Lakes Distributing Inc., a
manufacturer and distributor of heating and air conditioning parts and equipment located in Chicago, Illinois. He is a member of the Executive, Executive Compensation and Nominating Committees of the Board.

RICHARD D. CONDON

      Mr. Condon, 60, has been a Director of the Company since February 1992. Since 1989, he has worked as a consultant to and director of Analytical Technology, Inc., Boston, Massachusetts, a scientific instrumentation company. He is a member of the Audit and Finance and Technology and Strategic Planning Committees of the Board.

JOHN D. ABERNATHY

      Mr. Abernathy, 58, has been a Director of the Company since October, 1993. Mr. Abernathy is a certified public accountant and, since January 1995, has been Executive Director of Patton Boggs, LLP, a law firm. Mr. Abernathy is also a Director of Oakhurst Capital, Inc., a distributor of automotive parts and accessories; and, since June 1995, he has been a Director of Wahlco Environmental Systems, Inc., which designs, manufactures and sells air pollution control and power plant efficiency equipment. From March 1994 to January 1995, he was a financial and management consultant. From March 1991 to March 1994, he was the Managing Director of Summit Solomon & Feldesman, a law firm in dissolution since March 1993. From July 1983 until June 1990, Mr. Abernathy was Chairman and Chief Executive Partner of BDO Seidman, a public accounting firm. He is a member of the Executive, Audit and Finance and Executive Compensation Committees of the Board.

JAMES C. McGRATH

      Mr. McGrath, 53, has been a Director of the Company since January 1994. Mr. McGrath is an international security consultant. Since July 1989, he has been President of McGrath International, Inc., a management consulting firm specializing in the security field. He is a member of the Audit and Finance and Executive Compensation Committees of the Board.

Committees of the Board of Directors

      The Company has an Executive Compensation Committee, an Audit and Finance Committee, a Nominating Committee, and a Technologies and Strategic Planning Committee

      The Executive Compensation Committee (the "Compensation Committee) reviews and determines the salaries and other compensation paid to the
Company's officers and other key employees and administers the Company's incentive compensation and stock plans, which includes selecting participating officers and employees and establishing performance goals. The Compensation Committee is presently comprised of Messrs. Harte, Abernathy and McGrath. In 1994, the Compensation Committee met once.

      The  Audit  and Finance Committee (the "Audit Committee")  monitors  the
Company's accounting and financial policies and practices, reviews the scope of the independent accountant's audit and the results of the audit, and reviews and make recommendations to the Board with respect to the Company's financing needs. In addition, the Audit Committee recommends to the Board the engagement of the independent auditors of the Company's financial statements. The Audit Committee is presently comprised of Messrs. Abernathy, Condon and McGrath. In 1994, the Audit Committee met 3 times.

      The Nominating Committee receives recommendations for, reviews and evaluates the qualifications of, and selects and recommends to the Board of Directors, nominees for election as directors. In addition, the Nominating Committee makes recommendations to the Board of Directors regarding the composition of Board committees. The Nominating Committee will consider appropriate persons proposed by security holders as potential nominees for membership on the Board of Directors. Interested persons should submit their recommendations, together with supporting information, to the committee care of the Secretary of the Company. The Nominating Committee is presently comprised of Messrs. Binder, Davies and Harte. In 1994, the Nominating Committee did not meet in 1994.

Meetings of the Board of Directors

      The Board held six meetings in 1994. No incumbent director of the Company attended fewer than 75% of the aggregate number of meetings of the Board and committees of the Board during 1994, or the portion thereof during which he served as a director or committee member.

Compensation of Directors

      The Board has adopted a compensation plan for outside directors. Outside directors are entitled to an annual retainer of $2,500 per quarter and a fee of $1,000 for each meeting attended. In addition, outside directors are eligible to participate in the 1991 Warrant Plan (as described below). Although Mr. Harte is a non-employee director, he does not participate in the Company's compensation plan for non-employee directors. Mr. Harte receives a fee of $2,000 per month for services he renders to the Company, and a fee of $1,000 for each meeting he attends in his capacity as a director.

      The  Board  of  Directors  has adopted the 1991 Directors  Warrant  Plan
(the "1991 Warrant Plan"), under which, each non-employee director, upon election or appointment to the Board, will be offered, 15,000 warrants, at $0.10 per warrant, each of which may be exercised within five years to purchase one share of Common Stock at an exercise price to be determined by the Board at the time of such sale, which exercise price shall not be less than the then-market price for the shares underlying the warrants. The 1991 Warrant Plan provides that each such new director shall use the first quarterly director's fee to pay the purchase price for such warrants.

                     EXECUTIVE OFFICERS OF THE COMPANY
                           AND OTHER INFORMATION

                     Executive Officers of the Company

       Name         Position with the Company and Affiliates

Stanley S. Binder   Director, President and Chief Executive Officer
                    of the Company; Director of Barringer Laboratories,
                    Inc. ("Labco").

John H. Davies      Director and Executive Vice President of the
                    Company; President and Chief Executive
                    Officer of Barringer Research Ltd.

John J. Harte       Director and Vice President, Special Projects, of
                    the Company; Chairman of the Board of Labco.

Richard S. Rosenfeld Vice President-Finance, Chief Financial Officer,
                     Treasurer and Assistant Secretary of the Company.

Kenneth S. Wood     Vice President and Secretary of the Company;
                    President of Barringer Instruments, Inc. ("BII").


      Mr.  Stanley  S. Binder, 53, is a Director and the President  and  Chief
Executive Officer of the Company. He is also a Director of Labco and an independent general partner in the Special Situations Fund III, L.P., a
substantial   investor  in  the  Company.   See "Certain  Relationships and
Related Transactions." From 1977 to May 1989, Mr. Binder served as Chief Financial Officer to Keystone Camera Products Corporation, Clifton, New
Jersey, and its predecessors, the principal business of which was the manufacture of low cost point and shoot cameras. Keystone Camera Products
Corporation filed a petition for protection under the bankruptcy laws in January 1991. In July 1989, Mr. Binder joined the Company and has since held the following offices with the Company: President from 1989 to the present date, Chief Operating Officer from 1989 to June 1990, Chief Financial Officer from 1989 until July 1993, and Chief Executive Officer from July 1990 to the present date.

      Mr. John H. Davies, 59, is a Director and Executive Vice President of the Company and the President and Chief Executive Officer of Barringer Research Ltd. ("BRL"). Mr. Davies joined BRL in 1967 and has been an Executive Vice President and Director of the Company since January 1992. Mr. Davies has served BRL as a Vice President, and a Senior Vice President; and currently as BRL's President (since 1984) and Chief Executive Officer (since August 1989).

      Mr. John J. Harte, 53, is a Director and Vice President, Special Projects, of the Company and Chairman of the Board of Labco, and has held such positions since joining the Company and Labco in 1986. He is a certified public accountant and, since 1978, has been and continues to be a Vice President of Mid-Lakes Distributing Inc., a manufacturer and distributor of heating and air conditioning parts and equipment located in Chicago, Illinois.

      Mr. Richard S. Rosenfeld, 48, is a certified public accountant and has been Vice President-Finance and Chief Financial Officer of the Company since July 1993; he has also been the Treasurer and Assistant Secretary of the Company since January 1992, and was a consultant to the Company from July 1991 to December 1991. From July 1984 to October 1990, he was
Controller,  Vice   President-Finance,   for   Keystone   Camera    Products
Corporation, Clifton, New Jersey, the principal business of which was the manufacture of low cost point and shoot cameras. Keystone Camera Products Corporation filed a petition for protection under the bankruptcy laws in January 1991.

      Mr. Kenneth S. Wood, 44, has been a Vice President of the Company and the President of BII since January 1992 and the Secretary of the Company since March 1993. He was Vice President of Operations for BII from April 1990 to January 1992. From July 1978 until April 1990, he was Program
Director for Lockheed Electronics, the principal business of which is aerospace and defense electronics.

      Mr. Binder has an employment and consulting agreement with the Company. See "Executive Officer Compensation." Other officers of the
Company serve at the discretion of the Board of Directors. There are no family relationships among any of the directors and executive officers.

Executive Officer Compensation

     The following table sets forth the compensation paid for the past three fiscal years to the President and Chief Executive Officer of the Company and each of the four most highly compensated executive officers of the Company whose total annual salary and bonus are $100,000 or more:

                   SUMMARY COMPENSATION TABLE

   Annual Compensation              Long-Term Compensation
                                         Other
                                         Annual   Restricted Securities
Name and Principal                       Compen-  Stock      Underlying LTIP   All Other
    Position         Year Salary   Bonus sation   Awards     Options    Payouts
 Compensation(1)

Stanley S. Binder    1994 $164,178   -      -        -                          $ 5,940
 President and Chief 1993 148,272  $17,400  -        -            -               5,492
  Executive Officer  1992 131,640    -      -        -            -        -      5,674

John H. Davies       1994 114,830*   -     -         -            -        -      5,741*
  Executive Vice     1993 115,785*  15,600 -         -            -        -
  Presiden of the   1992 114,000*    -     -         -            -        -
  Company;

Kenneth S. Wood      1994 107,422    -     -         -            -        -      2,436
  President of       1993  97,874 14,400   -         -            -        -      2,386
  Barringer Instruments,
  Inc.               1992  91,500    -     -         -            -        -

Richard S. Rosenfeld 1994   88,400   -     -         -            -        -      4,545
  Chief Financial
   Officer           1993   68,094 12,600  -         -            -        -      1,976
                     1992   52,965   -     -         -            -        -         -

____________________________
* Amounts converted to US dollars at the average exchange rate for the respective year.

(1) Represents  amounts  contributed  by  the  Company  pursuant   to   the
    Company's tax-qualified 401(k) deferred compensation plan ("401(k) Plan"). The 401(k) Plan provides that the Company will make matching contributions to the participants in the 401(k) Plan equal to 100% of the first 2% of a participant's salary contributed and 50% of the next
    5% of a participant's salary contributed, which contributions vest proportionately over a five-year period, commencing at the end of the participant's first year with the Company.

    There were no stock options granted in 1994 to any of the executive officers named in the Summary Compensation Table.

    The following table sets forth information with respect to the executive officers named in the foregoing Summary Compensation Table concerning the exercise of stock options during 1994 and unexercised options held by such executive officers as of December 31, 1994:

                  AGGREGATED OPTION EXERCISES IN 1994 AND
                       FISCAL YEAR-END OPTION VALUES

                                                                      Value of
                                                                      Unexercised
                                                                      in-the-Money
                                                   Number of Securities      Options at
                                                   Underlying Unexercised    Year-End
                      Shares Acquired Value        Options  at Year-end      Exercisable/
Name                  On Exercise     Realized(1)  Exercisable/Unexercisable Unexercisable

Stanley S. Binder      150,000       $  87,625                -                    -

John H. Davies            -              -                    -                    -

Kenneth S. Wood         40,000       $   5,900          36,000/24,000

Richard S. Rosenfeld      -              -              15,000/10,000              -

_______________________________

(1) Dollar values are calculated by determining the difference between the fair market value of the Common Stock underlying the options and the exercise price of the options on the date of exercise.

     The   Company's   Canadian   subsidiary,  Barringer   Research   Ltd.,
maintained a defined benefit pension plan for its Canadian employees that was terminated on December 31, 1993. Mr. Davies was a participant in that plan. His projected annual benefit at age 65 has been set at approximately Cdn. $74,000, which amount may be subject to change only in response to changes in the Canadian pension regulatory scheme.

     The Company has entered into an Employment and Consulting Agreement with Stanley S. Binder, the President and Chief Executive Officer of the Company (the "Employment Agreement"), pursuant to which Mr. Binder is paid a base salary at an initial annual rate of $120,000, subject to increases equal to percentage increases in the Consumer Price Index as well as increases  authorized  by  the  Company's  Executive  Compensation  Committee.
Mr. Binder's annual salary effective May 31, 1994 is $171,491. The Employment Agreement renews automatically each year, unless either party gives the other six months prior written notice of non-renewal. The
Employment  Agreement provided for the grant to Mr. Binder  of  an  option  to purchase 100,000 shares of Common Stock at an exercise price of $1.00 per share, which approximated market value at the time that the Employment Agreement was executed. The Employment Agreement also provided for an incentive stock option, under the Company's then- existing incentive stock option plan, for an additional 100,000 shares of Common Stock at an exercise price of $2.00 per share, which was in excess of market value at the time the Employment Agreement was executed, with 20,000 shares
exercisable   in  each  of  the  five  years  beginning  on  July   10,   1991
(exercisable on a cumulative basis). The Company later determined that the number of shares reserved for issuance under the Company's then-existing incentive stock option plan was insufficient to fulfill its obligation to Mr. Binder to grant the second option. As a result, the Board of Directors and Mr. Binder agreed that the Company would grant Mr. Binder, in lieu of the second option described above, a non-qualified and immediately exercisable option to purchase 100,000 shares of Common Stock at an exercise price of $2.00 per share, subject to anti-dilution provisions, which option has been granted and exercised, pursuant to the Stock Option Exercise Program. Mr. Binder does not receive any additional compensation for his services to Labco.

Five-Year Performance Graph

      The following chart compares the five year cumulative total return for the Company's Common Stock with the cumulative total return of the NASDAQ Stock Market (U.S. and foreign companies) and the stock of non-financial companies traded on the NASDAQ System (SIC Code 0100-5999, 7000-
9999). The base year of 1989 is held constant at 100 and each line represents the annual index levels derived from the compounded daily returns that include reinvestment of all dividends. The indexes are reweighted daily using the market capitalization on the previous trading day.


                            Barringer    NASDAQ    NASDAQ Non-
Measurement Period          Technologies Stock     Financial
(Fiscal Year Covered)       Inc.         Market    Stocks

1989                         100.0       100.0     100.0
1990                         159.8        85.0      88.0
1991                         115.9       135.7     141.7
1992                         124.8       157.4     155.0
1993                         122.4       182.3     179.0
1994                          30.1       176.6     171.6

                  EXECUTIVE COMPENSATION COMMITTEE REPORT
                         ON EXECUTIVE COMPENSATION


      The  compensation  policies with respect to executive  officers  of  the
Company and its wholly-owned subsidiaries have been established and implemented solely by the Compensation Committee. The Compensation Committee's decisions are subject to the approval of the Board of Directors, except for decisions as to awards granted under certain of the Company's employee benefit plans, which decisions are made solely by the Compensation Committee to allow such plans to satisfy the disinterested administration requirement of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"). The Compensation Committee is presently comprised of Messrs. Harte, Abernathy and McGrath.

      The Company's executive compensation objectives are to motivate and retain qualified executives and to align the financial interests of the
Company's  executives  with that of its stockholders.   In  this  regard,  the
Company's executive compensation program is comprised of a base salary component and annual and long-term incentive compensation components.

      In addition to base salary, the Board of Directors has had the discretion to award annual bonuses to executive officers based on the achievement of certain performance criteria, although the Company has no formal bonus or annual incentive plan. In May 1994, the Board awarded bonuses to each of the four executive officers for the fiscal year ended December 31, 1993.

      To   encourage  ownership  in  the  Company  and  align  the   executive
officers' interests with those of the stockholders, the Company in the past has included in its compensation program for executive officers a long-term incentive component in the form of stock options granted to management
under  the  Company's  1990  Stock  Option  Plan.   The  Board  of  Directors
believes that stock ownership encourages management to enhance stockholder value and puts management on par with stockholders. The granting of stock options is intended to motivate and reward executive officers and other key employees for improving the overall financial condition of the Company over a period of time; and to promote longevity of employment by such employees.

Chief Executive Officer's Compensation

      For 1994, the Compensation Committee had recommended, and the Board had approved the compensation payable to the Company's Chief Executive Officer. Effective from June of 1993 until May 31, 1994, Mr. Binder's annual salary was $160,072, which was increased to $171,491 per annum effective May 31, 1994. Mr. Binder did not participate in the Board's deliberations and decisions with respect to his base salary increase. Although Mr. Binder is eligible to receive stock options, the Board did not consider granting options to Mr. Binder in 1994. Mr. Binder does not receive any additional compensation for his services to Labco.

      This report is submitted by those members of the Executive Compensation Committee of the Board of Directors who participated in the deliberations and decisions of the Compensation Committee with respect to executive compensation for the fiscal year ended December 31, 1994.

Members of the Executive
Compensation Committee

   John D. Abernathy
   John J. Harte
   James C. McGrath

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee is presently comprised of Messrs. Abernathy, Harte and McGrath. Mr. Condon served on the Compensation Committee until May 1994. During the fiscal year ended December 31, 1994, Mr. Harte was also the Vice President, Special Projects, of the Company. Messrs.
Abernathy, Condon and McGrath were not officers or employees of the Company during fiscal 1994.

     The Company owns a 47% common share equity interest in Labco. Mr. Harte is Chairman of the Board of Labco, and Mr. Binder is a Director of Labco. Until January 1994, Mr. Binder was also the Chief Financial Officer and Treasurer of Labco, positions from which he resigned as of that date. Mr. Binder served on the compensation committee of Labco's Board of
Directors during fiscal 1994. Except as described in the preceding sentence, no executive officer of the Company and no member of the Compensation Committee is a member of any other business entity that has an executive officer that sits on the Company's Board or on the Compensation Committee.

     Pursuant to the terms of a certain Stockholders' Agreement, dated as of December 15, 1989, by and among the Company and certain employees of Labco ("Stockholders' Agreement"), certain stockholders of Labco transferred to the Company in the form of irrevocable proxies the right to vote their shares of Labco common stock, giving the Company voting control of more than 50% of Labco's outstanding common stock. The Stockholders' Agreement also provided that the Company would have the right of first refusal to purchase such shares in the event that such stockholders wish to sell. The Stockholders' Agreement terminated on December 15, 1994, and was not extended by the parties thereto. In order to maintain voting control of more than 50% of Labco's common stock, the Company entered into a stockholders' agreement, dated as of March 16, 1994, with one stockholder of Labco, pursuant to which such stockholder agreed, so long as it is a stockholder of Labco, to vote its 83,000 shares of Labco common stock in the manner designated by the Company. No cash consideration was paid to such stockholder by the Company for such obligations.

       On April 21, 1994, Mr. Binder exercised options to purchase 150,000 shares of Common Stock pursuant to the Stock Option Exercise Program, in exchange for which, Mr. Binder executed notes payable to the Company in the amount of $203,000. For the period in which no interest accrued on the amounts payable to the Company (from April 21, 1994 until the end of fiscal
1994), Mr. Binder received benefits of $10,609 under the Stock Option Exercise Program, representing interest otherwise payable on such $203,000. See "Certain Relationships and Related Transactions" for a description of the Stock Option Exercise Program. In April of 1993, the Company had provided to Mr. Binder an unsecured demand loan of $20,000 in connection with the incurrence by Mr. Binder of tax liability upon exercising certain of his non-qualified stock options. That loan did not bear interest for the first year, after which interest accrued at a rate equivalent to the then current prime rate. The total benefit to Mr. Binder during that portion of 1994 in which such loan did not bear interest was $320.

Securities Exchange Act Reports

      Under  Section  16(a)  of  the Exchange Act,  the  Company's  directors, executive officers, and persons holding more than ten percent of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any changes in such ownership to the Securities and Exchange Commission. These persons also are required to furnish the Company with a copy of all Section 16(a) forms they file. The
Company is obligated to disclose any failures to, on a timely basis, file such reports. To the Company's knowledge, based solely on a review of such reports and any amendments thereto which have been furnished to the Company, the Company has not identified any reports required to be filed during the 1994 fiscal year that were not filed on a timely manner. However, the Company has identified one instance of a report required to be filed during the 1993 fiscal year, which was not filed on a timely basis. That report related to the purchase by Mr. Abernathy on October 12, 1993 of directors warrants, which was reported approximately four months late in February of 1994.

                       SECURITY OWNERSHIP OF CERTAIN
                     BENEFICIAL OWNERS AND MANAGEMENT

       The following table sets forth, as of July 1, 1995, the number of shares of Common Stock, Class A Convertible Preferred Stock and Class B Convertible Preferred Stock owned by each director and all directors and executive officers as a group and any persons (including any "group" as used in Section 13(d)(3) of the Exchange Act) known by the Company to own beneficially 5% or more of such securities. As of July 1, 1995, there were 13,651,585 shares of Common Stock, 82,497 shares of Class A Convertible Preferred Stock and 317,500 shares of Class B Convertible Preferred Stock issued and outstanding. As of that date, none of the officers and directors owned shares of the Company's Class A Convertible Preferred Stock, Class B Convertible Preferred Stock, or any of the Company's Convertible Debentures.

                                                                                                      (c)
                                    Common Stock           Class A Convertible   Class B Convertible  Total Common Stock and
                                                           Preferred Stock      Preferred Stock       Common Stock Equivalents (1)

   Name of Beneficial Owner      Number of  Percent of     Number of  Percent    Number of   Percent of   Number of    Percent of
                                 Shares      Class         Shares     of Class   Shares      Class        Shares
       Class

   Stanley S. Binder              200,000       1.5          -            -          -          -         430,000 (2)    3.1%
   John H. Davies                 213,117       1.6          -            -          -          -         388,117        2.8
   John J. Harte                   90,000        *           -            -          -          -         185,000        1.4
   Richard D. Condon               20,000        -           -            -          -          -          85,000          *
   John D. Abernathy               16,000        -           -            -          -          -          71,000          *
   James C. McGrath                20,000        -           -            -          -          -          85,000          *
   Kenneth S. Wood                 40,000        -           -            -          -          -         205,000         1.5
   Richard S. Rosenfeld            21,600        -           -            -          -          -         156,600         1.1

  All directors and executive officers
    as a group consisting of eight (8)
    persons                       620,717       4.6          -            -           -         -         1,605,717        11.0

Special Situations Cayman Fund,
    L.P.
153 E. 53rd St.
NY, NY 10022                      333,333       2.4          -            -            -        -          706,666          5.0

Special Situations Fund III, L.P.
153 E. 53rd St.
NY, NY 10022                    1,282,660       9.4          -            -            -        -        2,309,327         15.7

Herbert Boeckmann II
15505 Roscoe Blvd.
Sepulveda, CA 93134-6503           43,704        *           -            -         60,000       18.9%     121,199           *

John R. Purcell
 c/o Grenadier
 Association
14155 Highway One
JSNO Beach FL.  33408              39,550        *          -             -        100,000       31.5       168,709          1.2

Penfield Partners, Ltd.
153 E 53rd St.
NY, NY 10022                      176,095       1.3        -              -         60,000       18.9       253,590          1.9

Colman Abbe
c/o Hampshire Fin. Group
919 3rd Ave.
NY, NY 10022                       98,794        *         -              -         25,000        7.9       146,083          1.1

Nancy A. Abbe
c/o Hampshire Fin. Group
919 3rd Ave.
NY, NY 10022                       12,433        *         -              -         25,000        7 .9       44,723             *

R.R. Bowlin
Ft. Wayne, IN                      39,894        *         -              -         25,000        7.9        72,184             *

Esther & Carlos Otto
Cheyenne, WY                       21,219        *      14,060           17.0%         -             -       39,831             *

Elizabeth Butenschoen
Colfax, CA                          3,006        *       6,530            7.9%         -             -       11,650             *
_______________________________________________________________________________________________________
*Less than 1%
__________________________
(1)  Common  Stock  Equivalents for each person  or  entity  assumes  the exercise  of  all  outstanding warrants for Common Stock,  the conversion  of each  outstanding  share of Class A Convertible
     Preferred Stock  and  Class  B Convertible  Preferred  Stock  into
     Common  Stock  and  the  issuance  of  all shares of Common Stock subject to options for such person or entity.

(2)  Does  not include 1,282,660 shares of Common Stock owned by  Special
     Situations  Fund  III,  L.P., of which Mr. Binder is  an  Independent
     General Partner. Mr. Binder disclaims any beneficial interest in such shares.

              CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Under  the  Company's policies and procedures set forth by the  Board  of
Directors  for  reviewing related party transactions, any transaction  between
the   Company   and   its   respective  officers,   directors   or   principal
stockholders  must be on terms no less favorable to the Company  than  can  be obtained  from unaffiliated third parties and must be approved by  a  majority of  the  disinterested directors of the Company.  Loans will not  be  made  to officers,  directors  or 5% stockholders except those  made  pursuant  to  the
Company's  Stock Option Exercise Program (as described below) and  those  made for  bona  fide  business purposes.  The Company believes that these  measures ensure  that  the terms of any related party transaction will be at  least  as fair  as  those  that  could be obtained in arm's length transactions,  unless intended to constitute additional compensation to the parties involved.

      In  connection  with  the  Company's stock option  plan,  the  Board  of
Directors  has  approved  a  stock  option  exercise  program  ("Stock  Option
Exercise   Program").    The  Stock  Option  Exercise  Program   permits   all
employees  of  the Company and its subsidiaries who are granted stock  options
(pursuant  to  either  qualified  or  non-qualified  plans)  to  finance   the
exercise  of  such  options  by  causing  the  Company  to  issue  the  shares underlying  such options upon receipt by the Company from the  employee  of  a note  evidencing  indebtedness  to the Company  in  an  amount  equal  to  the
exercise  price.   Such loans, which are secured by the underlying  shares  of
Common  Stock,  are  interest-free for one year from the  date  on  which  the employee  exercises  his  option, after which interest  accrues  at  rate  per
annum  equivalent  to  the  prime rate, which rate  is  changed  monthly.   On
April  21,  1994,  Mr.  Binder  and Mr. Wood  exercised  options  to  purchase
150,000   shares  of  Common  Stock  and  40,000  shares  of   Common   Stock,
respectively,  pursuant  to  the Stock Option Exercise  Program,  in  exchange for  which,  Mr. Binder and Mr. Wood executed notes payable to the Company  in the  amount of $203,000, and $71,600, respectively.  For the period  in  which no  interest  accrued on the amounts payable to the Company  (from  April  21,
1994  until  the  end  of  fiscal  1994), Mr. Binder  and  Mr.  Wood  received
benefits  of  $10,609  and  $3,742,  respectively,  under  the  Stock   Option
Exercise Program, representing  interest otherwise payable on such notes.

             On  May  9, 1995 the Company sold to the Special Situations  Fund
III,  L.P.  ("SSF  III"),  a current shareholder and an  investment  group  of which  Mr.  Binder  is  an Independent General Partner,  and  to  the  Special
Situations  Fund  Cayman,  L.P., an affiliate of SSF III  (collectively,  with
SSF  III,  "SSF"), an aggregate of  125 units at a purchase  price  of  $6,000 per  unit  for  an aggregate purchase price of $750,000.  Each  unit  consists of  10,000  shares of Common Stock and a five-year warrant to purchase  10,000 shares  of  Common  Stock at $.50 per share, subject to certain  anti-dilutive
provisions.   As an inducement to enter into the transaction and  in  lieu  of a  transaction  fee, the Company also issued to SSI warrants, exercisable  for three  years,  to purchase an aggregate of 150,000 shares of Common  Stock  at
$.50  per  share, subject to certain anti-dilutive provisions.   In  addition,
on  June  30,  1995,  the  Company  sold 22  units  to  certain  officers  and
directors  of  the Company for an aggregate purchase price of $132,000.   Such
units  were identical to those sold to SSF.  For information relating  to  Mr.
Binder's   indebtedness   to   the  Company,   see   "Compensation   Committee
Interlocks and Insider Participation" above.

                   PROPOSAL 2. PROPOSED AMENDMENT TO THE
                       CERTIFICATE OF INCORPORATION
                      TO EFFECT A REVERSE STOCK SPLIT

Introduction

      The   Board  of  Directors  believes  that  it  would  be  in  the  best interests  of  the  Company and its stockholders to adopt  the  Reverse  Split
Amendment,  which  will  authorize the Board  to  file  an  amendment  to  the
Certificate  of  Incorporation  to  effect a  reverse  stock  split  ("Reverse
Split")  of  one  new  share of Common Stock (a "New  Share")  for  each  four issued  shares  of Common Stock.  If the Reverse Split Amendment  is  adopted, the  Board  will  have  authority, without further  stockholder  approval,  to determine  the  exact timing of and to effect the Reverse  Split,  subject  to the  terms  of the purchase agreement with SSF, pursuant to which the  Company is  obligated  to effect the Reverse Split no later than September  30,  1995.
See "Certain Relationships and Related Transactions".

      Following  the  determination by the Board to effect the  Reverse  Split and  the  filing  of the Reverse Split Amendment (the "Effective  Date"),  the
Board   will  notify  the  stockholders  that  the  Reverse  Split  has   been
effected.   The  full  text of the Reverse Split Amendment  is  set  forth  in
Exhibit  A  attached  to  this Proxy Statement,  and  the  discussion  of  the
Reverse  Split  and the Reverse Split Amendment is qualified in  its  entirety by  reference  to Exhibit A, which is incorporated herein by reference  as  if fully set forth herein.

      Pursuant  to  Section  242(c) of the Delaware General  Corporation  Law,
the  Board  of  Directors  reserves  the  right,  notwithstanding  stockholder adoption  and  without  further  action by the stockholders,  to  not  proceed with  the  Reverse  Split  Amendment, if, at any, time  prior  to  filing  the
Reverse  Split  Amendment  with  the  Secretary  of  State  of  the  State  of
Delaware,  the  Board  of Directors, in its sole discretion,  determines  that the  Reverse  Split  Amendment  is no longer in  the  best  interests  of  the
Company  and  its  stockholders.   The  Board  of  Directors  may  consider  a
variety  of  factors  in  determining whether  or  not  to  proceed  with  the
Reverse  Split  Amendment, including, but not limited to,  overall  trends  in the  stock  market, recent changes and anticipated trends  in  the  per  share market  price  of  the Common Stock, business developments and  the  Company's actual and projected financial performance.

Recommendation of the Board of Directors

      The  Board  of  Directors  of the Company has unanimously  approved  the
Reverse   Split  Amendment  as  described  herein,  subject  to  the  adoption
thereof   by   the   stockholders  of  the  Company,   and   recommends   that
stockholders vote "FOR" the Reverse Split Amendment.

Purpose and Background of the Reverse Split Amendment

      On  October  12,  1994,  the  Board  of Directors  adopted  resolutions, which  it  ratified at its June 13, 1995 meeting, approving the Reverse  Split
Amendment  and  directing  that the Reverse Split Amendment  be  submitted  to
stockholders   for  adoption.   As  described  below,  the   Board's   primary
objective  in  effecting  the Reverse Split Amendment  is  to  raise  the  per share  price  of  the Common Stock in an effort to avoid being  delisted  from the  NASDAQ  Small  Capitalization Market.  The  NASDAQ  Small  Capitalization
Market  requires  that,  for continued listing, the Company's  shares  have  a minimum  bid  price  per share of $1, provided that the  Company  maintains  a market  value  of  public  float of at least $1  million  and  $1  million  in
capital  and  surplus.   As  of  the  date  hereof,  the  Company  is  not  in
compliance  with  the NASDAQ Small Capitalization Market's minimum  bid  price per  share  requirement, but is in compliance with the public  float  and  the capital  and  surplus requirements.  The Company believes that  effecting  the
Reverse   Split  will  bring  the  Company  back  into  compliance  with   the
applicable   criteria   for   continued   listing   on   the   NASDAQ    Small
Capitalization  Market.   On May 16, 1994, the Company  received  notification
of  the  possible  delisting of the Common Stock from NASDAQ.   No  assurances
can  be  given,  however, that effecting the Reverse  Split  will  enable  the
Company to avoid delisting.

      The  Reverse  Split Amendment is also intended to improve the  potential
ability  of  the Company to raise capital by issuing additional  shares.   See
the   discussion   under  Proposal  3  relating  to  the  amendment   to   the
Certificate  of  Incorporation to increase the  authorized  capital  stock  of
the  Company.   The Board of Directors believes that certain securities  firms discourage  their  registered representatives from recommending  the  purchase
of   lower-priced  corporate  securities.   Additionally,  the  policies   and
practices  of  a  number  of  brokerage houses tend to  discourage  individual
brokers  within  those  firms from dealing in lower-priced  stocks.   Some  of
these  policies  and  practices relate to the payment of brokers'  commissions and  to  time-consuming procedures that operate to make the handling of lower-
priced  stocks  economically  unattractive  to  brokers.   The  structure   of
trading  commissions  also tends to have an adverse  impact  upon  holders  of lower-priced stocks since the brokerage commission payable on the  sale  of  a lower-priced  stock  generally represents a higher  percentage  of  the  sales
price   than   the   commission   on   a   relatively   higher-priced   stock.
Consequently,   the  Board  of  Directors  believes  that  this   limits   the
marketability  of  the  Common Stock, at its current  per  share  price.   For
instance,  the  Board  of Directors believes that the  low  per  share  market price  of  the  Common Stock impairs the marketability and acceptance  of  the
Common  Stock  to institutional investors and other members of  the  investing public  and  creates  a  negative impression  with  respect  to  the  Company.
Theoretically,  the  number  of  shares outstanding  should  not,  by  itself, affect  the  marketability of such shares, the type of investor  who  acquires them  or  the  Company's reputation in the financial community.  In  practice, however,  many  investors  and  market makers  consider  low-priced  stock  as unduly  speculative  in  nature and, as a matter of policy,  avoid  investment and  trading in such stocks.  The foregoing factors may adversely  affect  not only  the  pricing of the Common Stock but also the liquidity  of  the  Common
Stock  and  the  Company's  ability to raise additional  capital  through  the sale of equity securities.

      The  Board  of Directors is hopeful that the decrease in the  number  of shares  of  Common Stock outstanding as a consequence of the proposed  Reverse
Split  and  the  anticipated increase in the price per  share  will  encourage greater  interest  in  the  Common Stock by the financial  community  and  the investing  public  and possibly promote greater liquidity  for  the  Company's
stockholders  with respect to those shares presently held by  them.   However,
the  possibility does exist that such liquidity may be adversely  affected  by the  reduced  number  of  shares which would be outstanding  if  the  proposed
Reverse Split is effected.

      The  Board  of  Directors  is hopeful that the  proposed  Reverse  Split will  result  in  a  price  level for the shares of  Common  Stock  that  will mitigate  the  present reluctance, policies and practices of  brokerage  firms and  investors  referred to above and diminish the adverse impact  of  trading
commissions  on the potential market for the shares.   However, there  can  be
no  assurance  that  the  proposed Reverse Split will  achieve  any  of  these desired  results, nor can there be any assurance that the price per  share  of the  Common  Stock immediately after the proposed Reverse Split will  increase
proportionately  with  the  Reverse  Split,  or  that  any  increase  can   be
sustained  for  any  period of time, or that the market price  of  the  Common
Stock  will  exceed or remain in excess of the current market price,  or  that the  Company  will be able to meet the requirements for the  Common  Stock  to be continued to be included in the NASDAQ Small Capitalization Market.

      The  Board  of  Directors of the Company is not  aware  of  any  present efforts  by  any  persons to accumulate Common Stock or to obtain  control  of the  Company, and the proposed Reverse Split is not intended to  be  an  anti-
takeover  device.   The Board of Directors has recommended the  Reverse  Split
Amendment  to  enable  the  Company to meet  the  requirements  for  continued
inclusion   in  the  NASDAQ  Small  Capitalization  Market,  to  enhance   the
Company's  image and corporate flexibility and to price the stock in  a  price
range   more   acceptable  to  the  brokerage  community  and   to   investors
generally.

Market for the Company's Common Stock

      The  Common  Stock  is traded on the NASDAQ Small Capitalization  Market under  the  symbol  "BARR."  The following table indicates the  high  and  low per  share  bid  prices for the Common Stock as reported on the  NASDAQ  Small
Capitalization  Market  for  the periods indicated  (such  quotations  reflect inter-dealer  prices,  and  do  not include do not  include  retail  mark-ups,
mark-downs   or   commission   and  may  not  necessarily   represent   actual
transactions).

                                              High       Low
1993
  First Quarter                               3.81       1.69
  Second Quarter                              3.13       2.31
  Third Quarter                               3.19       2.19
  Fourth Quarter                              3.00       2.00

1994
  First Quarter                               2.81       2.25
  Second Quarter                              2.31       1.56
  Third Quarter                               2.00       1.00
  Fourth Quarter                              1.13       1.00

1995
  First Quarter                               1.72       0.31
  Second Quarter
  Third Quarter (through July __, 1995)

Effects of the Reverse Split on Common Stock

      The  Company's  Certificate of Incorporation  presently  authorizes  the
Company  to  issue  22,000,000 shares of capital stock,  of  which  20,000,000 shares  are  Common  Stock, 1,000,000 shares are Convertible  Preferred  Stock
and  1,000,000  shares  are  Preferred Stock.   Of  the  1,000,000  shares  of
Preferred   Stock,   270,000  shares  are  designated  Class   A   Convertible
Preferred  Stock  and  730,000  shares  are  designated  Class  B  Convertible
Preferred  Stock.  If  approved by the stockholders, the principal  effect  of the  Reverse  Split will be to decrease the number of shares of  Common  Stock issued  from  13,651,585 shares to approximately 3,412,896  shares  of  Common
Stock  based  on  the number of shares outstanding on the  Record  Date.   The
total  number  of  shares of Common Stock held by each  stockholder  would  be reclassified  automatically into the number of whole New Shares equal  to  the number  of  shares  of  Common Stock owned immediately prior  to  the  Reverse
Split  divided  by  four,  provided  that  pursuant  to  the  Certificate   of
Incorporation,  no  fractional  shares  will  be  issued.   See  "Exchange  of
Shares;  No  Fractional  Shares."   Additionally,  the  number  of  shares  of
Common  Stock  the Company will be authorized to issue will be decreased  from
20,000,000   to   5,000,000  (or  from  28,000,000   to   7,000,000   if   the
stockholders also adopt Proposal 3, the Re-Capitalization Amendment).

      The  following  table illustrates the principal effect  of  the  Reverse
Split on the Common Stock based on Common Stock authorized, issued and outstanding and for issuance upon the exercise of various outstanding warrants and options of the Company as of the Record Date.

                              Prior to        After 1-for 4
Number of Shares              Reverse Split   Reverse Split

Common Stock Authorized        20,000,000     5,000,000 (1)
Issued                         13,651,585     3,412,896
Outstanding                    13,775,585     3,443,896
Reserved for Issuance
Available for Future Issuance
______________________
(1)   Assuming  the  stockholders  adopt  Proposal  3,  the  Re-Capitalization
      Amendment,  and giving effect thereto, such number of shares of  Common
      Stock will be 7,000,000.

Effect on Market for Common Stock

       On  the  Record Date, the last sale price of the Common  Stock  on  the
NASDAQ  Small  Capitalization Market was $_________ per share.  By  decreasing the  number  of  shares  of  Common  Stock outstanding  without  altering  the aggregate  economic interest in the Company represented by  such  shares,  the
Board  of  Directors  believes that the market price will  be  increased.   If
the  market  price  increases  to $1.00 or more  per  share  and  the  Company continues  to  meet other listing requirements, the Company  may  be  able  to avoid  delisting  of  the  Common  Stock on the  NASDAQ  Small  Capitalization
Market.   There  can  be  no assurance that the market  price  of  the  Common
Stock  will  be  so increased or that the Common Stock will be  continued  for listing on the NASDAQ Small Capitalization Market.

Effect on Outstanding Options and Warrants of the Company

      As  of  the  Record  Date,  the Company had outstanding  employee  stock options  to  purchase  an  aggregate  960,500  shares  of  Common  Stock  with exercise  prices  per  share  that ranged from  $0.50  to  $3.50  warrants  to purchase  2,828,838  shares  of Common Stock with exercise  prices  per  share that  ranged  from $0.50 to $3.57 and $300,000 aggregate principal  amount  of
12-1/2%  Subordinated Convertible Debentures convertible  into  37,500  shares
of  Common  Stock.   Upon  the  effectiveness  of  the  Reverse  Split,  these
options  and  warrants  and  the Indenture under  which  the  debentures  were issued  provide  for  a  proportional downward adjustment  to  the  number  of shares  subject  to  outstanding  options and  warrants  and  a  corresponding upward  adjustment  in the per share exercise prices to  reflect  the  Reverse
Split.   Similarly,  the  terms in the Certificates  of  Designation  for  the
Class   A   Convertible  Preferred  Stock  and  of  the  Class  B  Convertible
Preferred  Stock  provide  a  proportional downward  adjustment  in  both  the number  of shares of Common Stock underlying such Preferred Stock and  in  the conversion formula to be applied to any conversion thereof.

Effect on Legal Ability to Pay Dividends

      The   holders  of  shares  of  Common  Stock  are  entitled  to  receive distributions  of  cash or other property, if any, that may be  declared  from time  to  time by the Board of Directors in its discretion from funds  legally available  therefor,  subject  to the dividend  priority  of  the  holders  of preferred  stock of the Company.  Thus, although the Reverse  Split  will  the effect  of  increasing  the  Company's capital  in  excess  of  par  value  by approximately  $100,000,  the  Reverse Split and  its  impact  on  capital  in
excess   of  par  value  will  not  affect  potential  distributions  to   the
Company's   stockholders.   The  Company,  however,  has   never   paid   cash
dividends  on the Common Stock and has no plans to pay cash dividends  in  the
foreseeable  future.   Additionally,  the  current  policy  of  the  Board  of
Directors  is  to retain all available earnings for use in the  operation  and growth  of  the  Company's business.  Any future dividends  will  depend  upon the  Company's earnings, capital requirements, financial condition  and  other relevant factors.

Federal Income Tax Consequences

      A  summary  of certain United States federal income tax consequences  of the  Reverse  Split  as  contemplated in the Reverse Split  Amendment  is  set forth  below.  The summary is based on the Internal Revenue Code of  1986,  as
amended,   Treasury   Regulations,  judicial  authority   and   administrative
rulings  and  practice  currently in effect,  all  of  which  are  subject  to change,  which  change  could  be  retroactive  and  thereby  modify  the  tax
consequences   discussed  herein.   The  Company  has  neither  received   nor
requested  any  ruling from the Internal Revenue Service  (the  "Service")  or
any  opinion  of  counsel  with  respect to these  matters.   Accordingly,  no
assurance  can  be  given as to the interpretation that  the  Service  or  the courts  may  make  with  respect to these matters.  In  addition,  the  United
States  federal  income  tax consequences to any particular  taxpayer  may  be affected  by  matters  not  discussed below.  For example,  certain  types  of
holders  of  Common  Stock  (including  financial  institutions,  dealers   in
securities,  insurance  companies,  personal  holding  companies,   tax-exempt
organizations,  individual retirement accounts and foreign taxpayers)  may  be
subject  to  special  rules  that  are  not  addressed  herein.   This   Proxy
Statement  does  not  address  any  tax consequences  other  than  the  United
States  federal  income tax consequences that may affect a  holder  of  Common
Stock as described herein.

      Except  as  described  below with respect to cash received  in  lieu  of fractional  share  interests, the receipt of New Shares in the  Reverse  Split should  not  result  in any taxable gain or loss to stockholders  for  federal
income   tax  purposes.   If  the  stockholders  approve  the  Reverse   Split
Amendment,  the  tax  basis of the New Shares received  as  a  result  of  the
Reverse   Split  (including  any  fractional  share  interests  to   which   a
stockholder  is  entitled) will be equal, in the aggregate, to  the  basis  of the  shares  exchanged  for  the New Shares.  For tax  purposes,  the  holding period  of  the shares immediately prior to the Effective Date of the  Reverse
Split  will  be included in the holding period of the New Shares  received  as a  result  of  the Reverse Split, including any fractional share interests  to which  a  stockholder is entitled.  A stockholder who receives  cash  in  lieu of  fractional New Shares, generally will recognize capital gain  or  loss  in an  amount  equal  to the difference between the amount of cash  received  and the  adjusted  basis  of  the  fractional shares treated  as  surrendered  for cash.

      EACH  STOCKHOLDER  SHOULD  CONSULT HIS OR  HER  OWN  TAX  ADVISORS  WITH
RESPECT  TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO  HIM  OR
HER   OF   THE  TRANSACTIONS  CONTEMPLATED  BY  THE  PROPOSED  REVERSE   SPLIT
AMENDMENT.


Exchange of Shares; No Fractional Shares

       No  fractional  shares  of Common Stock will be  issued  in  connection with  the  proposed  Reverse  Split.  Assuming the  approval  of  the  Reverse
Split  Amendment, a stockholder who would otherwise be entitled to  receive  a fractional  share  of  Common Stock will receive, in lieu  thereof,  cash  for the  resulting  fractional share interest in an amount equal  to  the  product of  (a)  the  number  of  shares  of the Common  Stock  held  by  such  holder immediately  prior to the effectiveness of the Reverse Split  which  have  not been  classified  into a whole New Share, (b) multiplied by: (i)  the  average of  the  closing bid and closing asked prices of the Common Stock as  reported on  the  NASDAQ Small Capitalization Market on the Effective Date, or (ii)  if
the  Common Stock is not listed on the NASDAQ Small Capitalization  Market  on the  Effective  Date,  the average of the bid and offer prices  per  share  on the  last  day  prior  to  the  Effective Date,  on  which  such  prices  were published by the National Quotation Bureau.

      The  Company  will appoint American Stock Transfer & Trust Company  (the
"Exchange  Agent")  as  Exchange Agent to act for the holders  of  the  Common
Stock  in  connection  with  the Reverse Split Amendment.   The  Company  will
deposit  with  the Exchange Agent, as soon as practicable after the  Effective
Date,  cash  in  an  amount  equal to the value  of  the  estimated  aggregate
number  of  fractional shares that will result from the  Reverse  Split.   Any
portion  of  the  cash  deposited with the Exchange Agent  to  pay  fractional share  interests  that  is held by the Exchange Agent  six  months  after  the
Effective  Date  will  be  returned  to the  Company  on  demand.   The  funds
required  to  purchase the fractional shares are available and  will  be  paid from  the  Company's  current cash reserves.  The Company's  stockholder  list indicates  that  a  portion of the outstanding Common Stock is  registered  in the  names  of  clearing agencies and broker nominees.  It is, therefore,  not possible  to  predict with certainty the number of fractional shares  and  the total  amount  that the Company will be required to pay for  fractional  share
interests.   However,  it  is  not anticipated that  the  funds  necessary  to effect the cancellation of fractional shares will be material.

             As  of  the  Record Date, approximately ___ persons were  holders
of  record  of  Common  Stock.   The Company  does  not  anticipate  that  the
Reverse  Split  and  the  payment of cash in lieu of  fractional  shares  will result  in a significant reduction in the number of holders of record  of  the
Common  Stock.   The Company does not presently intend to seek, either  before or  after  the  Reverse  Split,  any change  in  the  Company's  status  as  a reporting Company for federal securities law purposes

      On  or  after  the  Effective  Date,  the  Company  will  mail  to  each stockholder  a letter of transmittal.  A stockholder will be able  to  receive his  New  Shares  and, if applicable, cash in lieu of a fractional  New  Share only  by  transmittal  to  the  Exchange Agent  of  such  stockholder's  stock certificate(s)  for  shares of Common Stock that  were  issued  prior  to  the
Effective  Date, together with the properly executed and completed  letter  of transmittal  and  such  evidence of ownership of such shares  as  the  Company
may  require.   Stockholders  will not receive  certificates  for  New  Shares unless  and  until the certificates representing their shares of Common  Stock
that  were  issued prior to the Effective Date are surrendered.   Stockholders
should  not  forward  their  certificates to  the  Exchange  Agent  until  the letter  of  transmittal  is received and should surrender  their  certificates only  with  such  letter of transmittal.  A payment in lieu  of  a  fractional
New  Share  will  be  made  to  a  stockholder promptly  after  receipt  of  a properly  completed  letter of transmittal and stock  certificate(s)  for  all of his shares of Common Stock outstanding prior to the Effective Date.

      There  will  be  no service charges payable by the stockholders  of  the
Company  in  connection  with  the  exchange  of  their  certificates  or   in
connection  with  the  payment of cash in lieu of the issuance  of  fractional
New Shares.  These costs will be borne by the Company.

Vote Required

      The Reverse Split Amendment requires the affirmative vote of the holders of a majority of the outstanding shares of the Common Stock (voting as one class), and of the Common Stock, the Class A Convertible Preferred
Stock and the Class B Convertible Preferred Stock (voting together as another class).

      Because  the  adoption of the Reverse Split Amendment  requires  a  vote based  on the total number of outstanding shares, abstentions and broker  non-
votes  will  be  equivalent  to  votes against the  reverse  Split  Amendment.
Accordingly,   the  Company  urges  each  stockholder  to   vote   and   urges
stockholders  whose  shares are held in the name  of  their  broker,  bank  or other nominee to instruct such person to vote their shares.

THE  BOARD  OF  DIRECTORS  RECOMMENDS A VOTE FOR THE ADOPTION  OF  PROPOSAL  2
RELATING  TO  THE  REVERSE SPLIT AMENDMENT EFFECTING  A  ONE-FOR-FOUR  REVERSE
STOCK SPLIT.


                    PROPOSAL 3.  PROPOSED AMENDMENT TO
                     THE CERTIFICATE OF INCORPORATION
                      TO AUTHORIZE AN INCREASE IN THE
                    AUTHORIZED SHARES OF CAPITAL STOCK

Introduction

      The   Board  of  Directors  believes  that  it  would  be  in  the  best
interests   of   the   Company  and  its  stockholders  to   adopt   the   Re-
Capitalization  Amendment, which will amend the Certificate  of  Incorporation to  increase  the number of authorized shares of capital stock of the  Company from  22,000,000  to 33,000,000 (or from 7,000,000 to 12,000,000  if  Proposal
2  is  approved and effected), comprised of 28,000,000 shares of Common  Stock
(or   7,000,000  shares  of  Common  Stock  if  Proposal  2  is  approved  and effected),  1,000,000 shares of Convertible Preferred Stock, par  value  $1.25 per  share,  and  4,000,000 shares of Preferred Stock,  par  value  $2.00  per share.  If  the  Re-Capitalization Amendment is adopted, the Board  will  have authority,  without  further  stockholder approval,  to  determine  the  exact timing  of  and to effect the Re-Capitalization Amendment.  Such  increase  in the  total  number  of  authorized shares of  capital  stock  consists  of  an
increase  in  the  number  of  authorized  shares  of  Preferred  Stock   from
1,000,000  to  4,000,000 shares, and an increase in the number  of  authorized shares  of  Common Stock from 20,000,000 to 28,000,000 (or from  5,000,000  to
7,000,000  if  Proposal 2 is approved and effected).   On  October  12,  1994,
the  Board  of Directors adopted resolutions, which it ratified  at  its  June
13,  1995  meeting,  approving the Re-Capitalization Amendment  and  directing that it be submitted to stockholders for adoption.

      As  of  the  Record  Date, there were authorized  22,000,000  shares  of capital  stock  of  the  Company, consisting of 20,000,000  of  Common  Stock,
1,000,000  shares  of  Convertible Preferred Stock  and  1,000,000  shares  of
Preferred  Stock.   Of the 1,000,000 shares of Preferred Stock  authorized  as of  the  Record  Date,  270,000 shares are designated as Class  A  Convertible
Preferred  Stock  and  730,000 shares are designated as  Class  B  convertible
Preferred Stock.

      The full text of the Re-Capitalization Amendment is set forth in Exhibit B attached to this Proxy Statement, and the discussion of the Re-
Capitalization Amendment is qualified in its entirety with reference to Exhibit B, which is incorporated herein by reference as if fully set forth herein.

      Pursuant  to  Section  242(c) of the Delaware General  Corporation  Law,
the  Board  of  Directors  reserves  the  right,  notwithstanding  stockholder approval  and  without  further  action by the stockholders,  to  not  proceed with  the  Re-Capitalization Amendment Proposal, if,  at  any  time  prior  to filing  the  Re-Capitalization Amendment with the Secretary of  State  of  the
State   of   Delaware,  the  Board  of  Directors,  in  its  sole  discretion, determines  that  the Re-Capitalization Amendment Proposal  is  no  longer  in the best interests of the Company and its stockholders.

Recommendation of the Board of Directors

      The  Board of Directors of the Company has unanimously approved the  Re-
Capitalization  Amendment  as  described  herein,  subject  to  the   adoption
thereof   by   the   stockholders  of  the  Company,   and   recommends   that
stockholders vote "FOR" the Re-Capitalization Amendment.

Purpose, Background and General Effect of the Re-Capitalization Amendment

      The  Re-Capitalization Amendment would increase  the  number  of  shares of  authorized  Common  Stock  and authorized Preferred  Stock  available  for issuance  from time to time for such purposes and consideration as  the  Board
of  Directors  may  approve.   No further vote  of  the  stockholders  of  the
Company  will  be required, except that the vote of the holders of  the  Class
A  Convertible  Preferred  Stock and the Class B Convertible  Preferred  Stock
will be required for any issuance of additional shares of Preferred Stock.

        The  principal  purpose  of  the  Re-Capitalization  Amendment  is  to provide  the  Board  of Directors with greater flexibility in  issuing  shares and  acting  upon  proposed transactions, which could include,  among  others, private  placements or other financing transactions in which Common  Stock  or
Preferred  Stock  is issued to institutions or other private  entities  or  to the  public,  or  acquisition  transactions in which  the  consideration  paid includes  common  or  preferred stock.  The Company currently  has  no  plans, arrangements,  agreements  or understandings regarding  the  issuance  of  any series  of  Preferred  Stock  or  any shares  of  Common  Stock;  however,  by adopting  the  Re-Capitalization  Amendment  at  this  time,  consummation  of
issuances  of  any  shares  of  Common  Stock  or  Preferred  Stock  will   be
streamlined.

      The  Board  of  Directors  will have-broad discretion  with  respect  to designating  and  establishing the terms of each  series  of  Preferred  Stock prior  to  its issuance, subject to the approval of the holders of  the  Class
A  Convertible  Preferred Stock and the Class B Convertible  Preferred  Stock.
Under  Delaware  law,  the Board of Directors may issue  series  of  Preferred
Stock  with such designations, preferences and other rights as may  be  stated
in  the  resolution  adopted  by  the Board of  Directors  providing  for  the issuance  of  such stock subject to any special voting rights granted  to  any
outstanding  series  of  Preferred  Stock.   Any  series  of  Preferred  Stock
authorized  by  the Board may rank prior to the Common Stock  as  to  dividend rights,  liquidation  preferences or both, may have  full  or  limited  voting rights  (including,  subject  to  the rules of  the  National  Association  of
Securities  Dealers, Inc. ("NASD"), multiple voting rights and  voting  rights as  a  class), may provide that such class or series is redeemable or  may  be
entitled  to  the  benefit  of  sinking  fund  for  retirement  and   may   be
convertible  into  shares of Common Stock or other securities,  in  each  case on  such  terms  as  the  Board may designate without further  action  of  the
Company's  stockholders, unless such action were required by  applicable  law, the  terms  of  the Company's outstanding securities or the  NASD's  rules  or the  rules  of  any other stock exchange or over-the-counter market  on  which the  Company's  securities may then be listed. Depending upon the  rights  and preferences  designated  for  any particular series,  issuances  of  Preferred
Stock  could  have the effect of diluting stockholders' equity,  earnings  per share and voting rights attributable to the Common Stock.

      The   terms  of  the  additional  shares  of  Common  Stock  for   which
authorization  is  sought will be identical to the  terms  of  the  shares  of
Common   Stock   currently   authorized   and   outstanding,   and   the   Re-
Capitalization  Amendment will not affect the terms,  or  the  rights  of  the
holders,  of  such  shares.   The  Common  Stock  has  no  cumulative  voting,
conversion,  pre-emptive or subscription rights and is  not  redeemable.   Any
additional  issuances of Common Stock could have the effect  of  diluting  the stockholders'  equity and earnings per share of the Company and  would  dilute the voting rights attributable to existing holders of the Common Stock.

      It  is  possible  that the issuance of any additional shares  of  Common
Stock or Preferred Stock might, under particular circumstances, discourage attempts to take control of the Company. The Preferred Stock could, for example, contain voting requirements that provide for extraordinary voting rights or approval by the holders of the Preferred Stock of extraordinary corporate transactions, or could be privately placed with purchasers who might align themselves with management in opposing a hostile takeover bid.

Vote Required

      Proposal 3 requires the affirmative vote of the holders of a majority of the outstanding shares of the Common Stock, the Class A Convertible
Preferred, and the Class B Convertible Preferred, voting as three separate classes and also, together as one class.

      Because  the  adoption  of the Re-Capitalization  Amendment  requires  a vote  based  on  the  total  outstanding number  of  shares,  abstentions  and broker  non-votes  will  be equivalent to votes against the  Re-Capitalization
Amendment.   Accordingly,  the  Company urges each  stockholder  to  vote  and urges  stockholders whose shares are held in the name of their  broker,  bank, or other nominee to instruct such person to vote their shares.

       THE  BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF  PROPOSAL
3  RELATING  TO THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO  INCREASE
THE NUMBER OF AUTHORIZED SHARES OF CAPITAL STOCK.

           PROPOSAL 4.  RATIFICATION OF APPOINTMENT OF AUDITORS

      Upon   the  recommendation  of  the  Audit  Committee,  the  Board   has
appointed   BDO  Seidman  as  independent  auditors  of  the  Company's   1995
financial   statements,  and  requests  that  the  stockholders  ratify   such
appointment.   The  Board  of  Directors  may  review  its  selection  if  the appointment  is not ratified by the stockholders.  BDO Seidman has  served  as auditors of the Company since 1989.

       The  Company  has  been  informed that neither  BDO  Seidman,  nor  any
member   of  the  firm,  has  any  relationship  with  the  Company   or   its
subsidiaries,  other  than  that  arising  from  such  firm's  employment   as
described  above.   A representative of BDO Seidman will be in  attendance  at the  Annual  Meeting to respond to appropriate questions and will be  afforded the opportunity to make a statement at the meeting, if he desires to do so.

Vote Required

      The ratification of the selection of BDO Seidman as independent auditors of the Company's 1995 financial statements, Proposal 4, requires the affirmative vote of the holders of a majority of the outstanding shares represented at the Annual Meeting. An abstention will have the same effect as a negative vote on Proposal 4, but because shares held by brokers will not be considered entitled to vote on matters as to which the brokers withhold authority, a broker non-vote will have no effect on the vote for Proposal 4.


       THE  BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 4 RATIFYING  THE
APPOINTMENT  OF  BDO  SEIDMAN AS INDEPENDENT AUDITORS OF  THE  COMPANY'S  1995
FINANCIAL STATEMENTS.

                               MISCELLANEOUS

      The  Board  of  Directors  is not aware of any matters,  other  than  as stated  in  the  Notice of the Annual Meeting of Stockholders,  that  will  be
presented   for   action  at  the  Annual  Meeting  or  any   adjournment   or
postponement  thereof.   Should any other matters  properly  come  before  the
Annual  Meeting  or  any  adjournment  or postponement  thereof,  the  persons named  in  the enclosed form of proxy intend to vote such proxy in  accordance with their judgment on such matters.

      Stockholder  proposals  intended to be  presented  at  the  next  Annual
Meeting of Stockholders must be received at the executive offices of the Company, 219 South Street, New Providence, New Jersey 07974, Attention:
Secretary, on or before April 3, 1996, in order to be considered for inclusion in the Company's Proxy Statement for such meeting.

                                          By    order   of   the   Board    of
                                          Directors


                                          /s/ Kenneth S. Wood
                                          KENNETH S. WOOD
                                          Vice President and Secretary

New Providence, New Jersey
August 1, 1995
                                                                     EXHIBIT A

                                PROPOSAL 2

                   Proposed Amendment to Certificate of
                        Incorporation Relating Co.
                     One-for-Four Reverse Stock Split

 Alternative A (if Proposal 3, the Re-Capitalization Amendment, is adopted and effected):

Section  1  of  Article  FOURTH  of  the  Certificate  of  Incorporation,   as
amended,  of  Barringer Technologies Inc. is hereby amended  to  read  in  its entirety as follows:


            FOURTH:  Section  1.  Authorized  Shares.   The  total  number  of
      shares  of  stock  which the Corporation shall have authority  to  issue is  12,000,000  shares, consisting of 7,000,000 shares of Common  Stock, having  a  par  value  of  $.01  per share ("Common  Stock"),  1,000,000 shares  of  Convertible Preferred Stock, having a  par  value  of  $1.25 per  share  ("Convertible  Preferred Stock"), and  4,000,000  shares  of
      Preferred  Stock,  having  a par value of $2.00  per  share  ("Preferred
      Stock").

            Effective  at  11:58 p.m. (the "Effective Time") on  the  date  of filing  of  a  Certificate of Amendment with the Secretary of  State  of the  State  of  Delaware  setting forth this Amendment  (the  "Effective
      Date"),  each  four  (4) shares of authorized Common  Stock  issued  and outstanding  or  held  in  the treasury of the  Corporation  immediately prior  to  the  Effective Time shall automatically be  reclassified  and changed  into  one  (1)  validly issued, fully  paid  and  nonassessable share  of  Common  Stock  (a "New Share") . Each  holder  of  record  of shares  of  Common  Stock  so reclassified  and  changed  shall  at  the
      Effective  Time automatically become the record owner of the  number  of
      New  Shares  as  shall  result  from such reclassification  and  change.
      Each  such  record  holder  shall  be  entitled  to  receive,  upon  the surrender  of  the certificate or certificates representing  the  shares of  Common  Stock  so  reclassified and changed at  the  office  of  the transfer  agent  of  the  Corporation in such form  and  accompanied  by such  documents, if any, as may be prescribed by the transfer  agent  of the  Corporation,  a  new certificate or certificates  representing  the number  of  New  Shares  of which he or she is the  record  owner  after
      giving   effect  to  the  provisions  of  this  Article   FOURTH.    The
      Corporation   shall  not  issue  fractional  New  Shares.   Stockholders
      entitled  to  receive  fractional New  Shares  shall  receive,  in  lieu thereof,  cash  in an amount equal to the product of (a) the  number  of shares  of  the  Common Stock held by such holder immediately  prior  to the  Effective  Time which have not been classified  into  a  whole  New
      Share,  (b)  multiplied  by  (i) the average  of  the  closing  bid  and closing  asked  prices  of the Common Stock as reported  on  the  NASDAQ
      Small  Capitalization  Market on the Effective  Date,  or  (ii)  if  the
      Common  Stock  is  not listed on the NASDAQ Small Capitalization  Market on  the  Effective Date, the average of the bid and offer prices on  the last  day  prior  to  the  Effective Date  on  which  such  prices  were published by the National Quotation Bureau.


   Alternative B (if Proposal 3, the Re-Capitalization Amendment, is not
                                  adopted
                             or not effected):

Section  1  of  Article  FOURTH  of  the  Certificate  of  Incorporation,   as
amended,  of  Barringer Technologies Inc. is hereby amended  to  read  in  its entirety as follows:


            FOURTH:  Section  1.  Authorized  Shares.   The  total  number  of
      shares  of  stock  which the Corporation shall have authority  to  issue is  7,000,000  shares, consisting of 5,000,000 shares of  Common  Stock, having  a  par  value  of  $.01  per share ("Common  Stock"),  1,000,000 shares  of  Convertible Preferred Stock, having a  par  value  of  $1.25 per  share  ("Convertible  Preferred Stock"), and  1,000,000  shares  of
      Preferred  Stock,  having  a par value of $2.00  per  share  ("Preferred
      Stock").

            Effective  at  11:58 p.m. (the "Effective Time") on  the  date  of filing  of  a  Certificate of Amendment with the Secretary of  State  of the  State  of  Delaware  setting forth this Amendment  (the  "Effective
      Date"),  each  four  (4) shares of authorized Common  Stock  issued  and outstanding  or  held  in  the treasury of the  Corporation  immediately prior  to  the  Effective Time shall automatically be  reclassified  and changed  into  one  (1)  validly issued, fully  paid  and  nonassessable share  of  Common  Stock  (a "New Share") . Each  holder  of  record  of shares  of  Common  Stock  so reclassified  and  changed  shall  at  the
      Effective  Time automatically become the record owner of the  number  of
      New  Shares  as  shall  result  from such reclassification  and  change.
      Each  such  record  holder  shall  be  entitled  to  receive,  upon  the surrender  of  the certificate or certificates representing  the  shares of  Common  Stock  so  reclassified and changed at  the  office  of  the transfer  agent  of  the  Corporation in such form  and  accompanied  by such  documents, if any, as may be prescribed by the transfer  agent  of the  Corporation,  a  new certificate or certificates  representing  the number  of  New  Shares  of which he or she is the  record  owner  after
      giving   effect  to  the  provisions  of  this  Article   FOURTH.    The
      Corporation   shall  not  issue  fractional  New  Shares.   Stockholders
      entitled  to  receive  fractional New  Shares  shall  receive,  in  lieu thereof,  cash  in an amount equal to the product of (a) the  number  of shares  of  the  Common Stock held by such holder immediately  prior  to the  Effective  Time which have not been classified  into  a  whole  New
      Share,  (b)  multiplied  by  (i) the average  of  the  closing  bid  and closing  asked  prices  of the Common Stock as reported  on  the  NASDAQ
      Small  Capitalization  Market on the Effective  Date,  or  (ii)  if  the
      Common  Stock  is  not listed on the NASDAQ Small Capitalization  Market on  the  Effective Date, the average of the bid and offer prices on  the last  day  prior  to  the  Effective Date  on  which  such  prices  were published by the National Quotation Bureau.



                                                                     EXHIBIT B

                                PROPOSAL 3

                   Proposed Amendment to Certificate of
                  Incorporation to Authorize an Increase
                        in Authorized Capital Stock

 Alternative A (if Proposal 2, the Reverse Split Amendment, is adopted and effected)

The first paragraph of Section 1 of Article FOURTH of the Certificate of Incorporation is hereby amended to read in its entirety as follows:

            Section  1.  Authorized Shares.  The total  number  of  shares  of
      stock   which  the  Corporation  shall  have  authority  to   issue   is
      12,000,000  shares,  consisting of 7,000,000  shares  of  Common  Stock, having  a  par  value  of  $.01  per share ("Common  Stock"),  1,000,000 shares  of  Convertible Preferred Stock, having a  par  value  of  $1.25 per  share  ("Convertible  Preferred Stock")  and  4,000,000  shares  of
      Preferred  Stock,  having  a par value of $2.00  per  share  ("Preferred
      Stock").

Alternative B (if Proposal 2, the Reverse Split Amendment,  is not adopted or the Reverse Split is not effected)

Section  1  of  Article  FOURTH  of  the  Certificate  of  Incorporation,   as
amended, is hereby amended to read in its entirety as follows:

            Section  1.  Authorized Shares.  The total  number  of  shares  of stock  the  Corporation  shall have authority  to  issue  is  33,000,000 shares,  consisting of 28,000,000 shares of Common Stock, having  a  par
      value   of  $.01  per  share  ("Common  Stock"),  1,000,000  shares   of
      Convertible  Preferred  Stock, having a par value  of  $1.25  per  share
      ("Convertible  Preferred  Stock")  and  4,000,000  shares  of  Preferred
      Stock, having a par value of $2.00 per share ("Preferred Stock").

                        BARRINGER TECHNOLOGIES INC.


          Proxy Solicited on Behalf of the Board of Directors of
             Barringer Technologies Inc. for Annual Meeting of
                       Stockholders, August 30, 1995


            The  undersigned  stockholder of  Barringer  Technologies
Inc.  hereby  appoints Messrs. Richard S. Rosenfeld  and  Kenneth  S.
Wood,  or either of them with full power of substitution, as  proxies to  represent  and  vote all of the undersigned's shares  of  capital stock  of Barringer Technologies Inc. entitled to vote at the  Annual
Meeting of Stockholders to be held on Wednesday, August 30, 1995,  at
10:00  a.m.,  local time, at the Best Western/Murray  Hill  Inn,  535
Central  Avenue,  New  Providence,  New  Jersey  07974,  and  at  any
adjournments  or postponements thereof, on all matters  coming-before said meeting.

            You are encouraged to specify your choices by marking the
appropriate boxes (SEE REVERSE SIDE) but you need not mark any  boxes if  you  wish  to  vote  in accordance with the Board  of  Directors'
recommendations.   This proxy cannot be voted  unless  you  sign  and
return this card.

            This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR Proposals 1, 2, 3 and 4. This proxy will be voted in the discretion of the proxies on such other matters as may properly come before the Annual Meeting and any adjournments on postponements thereof.


                                                     SEE REVERSE SIDE


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 and 4.


                                          FOR ALL           WITHHELD
1.    Election of Directors                 [  ]                [  ]
      Nominees:  Stanley S. Binder,
      John H. Davies, John J. Harte,
      Richard D. Condon, John D.
      Abernathy and James C. McGrath

FOR, except vote withheld from the following nominee(s):

_______________________________

                                    FOR        AGAINST           ABSTAIN
2.  To amend the Certificate of     [  ]         [  ]               [ ]
    Incorporation to effect a one-for-
    four reverse stock split of
    number of authorized shares of
    capital stock of the Company.

                                     FOR        AGAINST         ABSTAIN
4.  Ratification of appointment of   [ ]          [  ]            [  ]
    BDO Seidman as independent
    auditors of the Company's 1995
    financial statements.


                Mark here for change of address and note
                        [at left] [on Reverse Side]


Signature(s):_____________________     Date___________________

Note: Please sign exactly as name appears hereon. Joint owners should each sign. when signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.

PLEASE MARK, SIGN AND DATE AND RETURN THIS PROXY PROMPTLY USING THE
ENCLOSED ENVELOPE.


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